Exhibit 99.1

Kite Pharma Reports Second Quarter 2016 Financial Results

Interim Results from Pivotal Phase 2 Portion of ZUMA-1 Clinical Trial of KTE-C19

Expected in Late Third Quarter of 2016

KTE-C19 Biologics License Application Filing Planned in Late 2016; Commercial Launch of KTE-C19

Expected in 2017

Kite Investor Day Scheduled for October 18, 2016

Conference Call to Be Held Today at 4:30pm Eastern Time

SANTA MONICA, Calif., August 8, 2016 — Kite Pharma, Inc. (Nasdaq: KITE), a clinical-stage biopharmaceutical company focused on developing engineered autologous cell therapy (eACT™) products for the treatment of cancer, today reported financial results for the second quarter 2016 and recent business highlights.

“During the second quarter we continued to expand our pipeline, broaden our engineered cell therapy capabilities through access to key enabling technologies, and advance the development of KTE-C19 as a potential first-to-market breakthrough immunotherapy for patients with advanced non-Hodgkin lymphoma (NHL),” noted Arie Belldegrun, M.D., FACS, Chairman, President, and Chief Executive Officer. “We have enrolled all 72 chemorefractory diffuse large B-cell lymphoma (DLBCL) patients in the pivotal portion of our ZUMA-1 study, and Kite remains on track to announce interim data from approximately 50 of these patients at 3-month follow-up later this quarter. Subject to these interim results and discussions with the U.S. Food and Drug Administration (FDA), we expect to submit a Biologics License Application (BLA) for KTE-C19 by the end of 2016. We look forward to sharing details about KTE-C19 commercial preparations, manufacturing readiness and new development programs at our Investor Day and webcast on October 18.”

Second Quarter 2016 and Recent Highlights

•	Completed enrollment of all targeted chemorefractory DLBCL patients (n=72) in the Phase 2 portion of ZUMA-1, the first multi-center pivotal study of engineered T-cell therapy in chemorefractory DLBCL patients.

•	Obtained access for KTE-C19 to the recently initiated Priority Medicines (PRIME) regulatory initiative from the European Medicines Agency (EMA). PRIME provides early and enhanced regulatory support to optimize regulatory applications and speed up the review of medicines that address a high unmet need.

•	Reported at the June 2016 annual meeting of the American Society of Clinical Oncology (ASCO):

•	Results from a study conducted at the National Cancer Institute (NCI) of low-dose chemotherapy conditioning followed by anti-CD19 chimeric antigen receptor (CAR) T-cell therapy showing that CAR T-cell therapy was effective in inducing a high response rate in patients with advanced non-Hodgkin lymphoma (NHL). Kite is using a similar conditioning regimen in its ZUMA-1 Study of KTE-C19.

•	Ongoing complete responses in 3 of 7 patients at 9-month study follow-up in the Phase 1 portion of the ZUMA-1 study of KTE-C19 in chemorefractory DLBCL. Grade 3 or higher cytokine release syndrome was observed in 14% and neurotoxicity in 57% of the Phase 1 patients; all were reversible except in one patient with dose-limiting toxicity.

•	Findings from a multi-institutional, retrospective meta-analysis of outcomes from 635 patients with chemorefractory DLBCL (SCHOLAR-1). The results document the consistently poor outcomes in this patient population, with an overall response rate of 26%, complete response rate of 8% and median overall survival of 6.6 months.

•	Opened Kite’s new state-of-the-art commercial manufacturing facility in El Segundo, California, which is expected to be operational for commercial launch in 2017.

•	Expanded the Company’s development of T-cell receptor (TCR) therapies targeting HPV-associated cancers by entering into a new Cooperative Research and Development Agreement (CRADA) with the Experimental Transplantation and Immunology Branch of the NCI and lead investigator Christian S. Hinrichs, M.D.

•	Entered a research collaboration with Cell Design Labs, Inc. to develop a molecular “switch” technology that provides dynamic control and precise regulation of engineered CAR-T cells after therapeutic administration.

•	Accessed technology for the development of allogeneic cell therapies through a license agreement and research collaboration with the Regents of the University of California. The technology platform supports the differentiation of engineered T-cells from pluripotent stem cells.

•	Appointed Paul Jenkinson, a corporate finance executive with extensive global operations experience, as Chief Financial Officer.

Second Quarter 2016 Financial Results

•	Revenue was $4.8 million for the second quarter of 2016.

•	Research and development expenses were $47.4 million for the second quarter of 2016, and include $8.5 million of non-cash stock-based compensation expense.

•	General and administrative expenses were $23.5 million for the second quarter of 2016, and include $11.3 million of non-cash stock-based compensation.

•	Net loss was $64.3 million, or $1.31 per share, for the second quarter of 2016.

•	Non-GAAP net loss for the second quarter of 2016 was $44.5 million, or $0.91 per share, which excludes non-cash stock-based compensation of $19.8 million.

•	As of June 30, 2016, Kite had $531.1 million in cash, cash equivalents, and marketable securities.

•	Kite continues to expect the full year 2016 net cash burn to be $235 million to $250 million dollars, which includes approximately $20 million in capital expenditures, but excludes any inflows or outflows from future business development activities, if any. The estimated full year 2016 net cash burn is primarily driven by an estimated net loss of $295 million to $310 million, which includes an estimated $80 million of non-cash stock-based compensation expense.

About Kite Pharma

Kite Pharma, Inc., is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a primary focus on engineered autologous cell therapy (eACT™) designed to restore the immune system’s ability to recognize and eradicate tumors. Kite is based in Santa Monica, CA. For more information on Kite Pharma, please visit www.kitepharma.com. Sign up to follow @KitePharma on Twitter at http://www.twitter.com/kitepharma.

Kite Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability and timing of obtaining interim KTE-C19 data, filing a Biologics License Application with the FDA, obtaining regulatory approval based on the studies of KTE-C19, commercially launching KTE-C19, the ability to research and develop additional product candidates, expectations regarding the clinical effectiveness and safety of KTE-C19, the ability and willingness of the NCI to continue research and development activities pursuant to the CRADA, and Kite’s 2016 financial guidance. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended June 30, 2016. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Kite assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Conference Call and Webcast Details

Kite will host a live conference call and webcast today at 4:30PM Eastern Time (1:30PM Pacific Time) to discuss financial results and provide a business update. To access the live conference call by telephone, please dial (877) 301-8565 (U.S.) or (678) 562-4240 (International). The conference ID number for the live call is 40985316. The webcast will be made available on the Company’s website at www.kitepharma.com under the Investors tab in the Events and Presentations section. Following the live audio webcast, a replay will be available on the Company’s website for approximately 30 days.

KITE PHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	JUNE 30, 2016 (unaudited)	DECEMBER 31, 2015
ASSETS
Current assets
Cash, cash equivalents, and marketable securities	$531,126	$614,722
Prepaid expenses and other current assets	10,472	16,371

Total current assets	541,598	631,093
Property and equipment, net	42,466	30,116
Intangible assets and goodwill, net	35,280	36,740
Other assets	16,331	10,014

Total assets	$635,675	$707,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,802	$8,049
Deferred revenue	16,167	16,333
Accrued expenses and other current liabilities	20,050	11,787

Total current liabilities	43,019	36,169
Deferred revenue, less current portion	25,139	32,176
Contingent consideration	16,685	16,080
Other non-current liabilities	5,376	7,778

Total liabilities	90,219	92,203

Total stockholders’ equity	545,456	615,760

Total liabilities and stockholders’ equity	$635,675	$707,963

KITE PHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
Revenue:
Revenue	$4,795	$4,403	$9,922	$7,284
Operating expenses:
Research and development	47,356	16,588	81,771	25,849
General and administrative	23,520	9,774	40,013	18,945

Total operating expenses	70,876	26,362	121,784	44,794

Loss from operations	(66,081)	(21,959)	(111,862)	(37,510)
Other income (expense):
Interest income	953	498	1,769	965
Interest expense	(196)	(1)	(322)	(5)
Other income (expense)	(30)	570	(63)	571

Total other income	727	1,067	1,384	1,531

Benefit from income taxes	1,080	—	2,289	—

Net loss	$(64,274)	$(20,892)	$(108,189)	$(35,979)

Net loss per share, basic and diluted	$(1.31)	$(0.48)	$(2.21)	$(0.84)

Weighted-average shares outstanding, basic and diluted	49,157	43,249	48,877	42,860

Note Regarding Use of Non-GAAP Financial Measures

Kite provides non-GAAP net loss and non-GAAP net loss per share that include adjustments to GAAP figures. These adjustments to GAAP net loss exclude non-cash stock-based compensation expense. Kite believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Kite’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Kite’s operating results. In addition, these non-GAAP financial measures are among the indicators Kite’s management uses for planning purposes and measuring Kite’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Kite may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer below for a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

KITE PHARMA, INC.

Reconciliation of GAAP to Non-GAAP Net Loss

(In thousands, except per share amounts)

(unaudited)

	THREE MONTHS ENDED JUNE 30,
	2016	2015
Net loss - GAAP	$(64,274)	$(20,892)
Adjustments:
Non-cash stock-based compensation expense	19,758	9,381

Net loss-Non-GAAP	$(44,516)	$(11,511)

Net loss per share, basic and diluted - GAAP	$(1.31)	$(0.48)
Adjustments:
Non-cash stock-based compensation expense per share	0.40	0.22

Net loss per share, basic and diluted - Non-GAAP	$(0.91)	$(0.26)

Weighted average common shares outstanding, basic and diluted	49,157	43,249

CONTACT: Kite Pharma, Inc.

Greg Mann

VP, Investor Relations

gmann@kitepharma.com

For Media:

inVentiv Health

David Polk, 310-309-1029

david.polk@inventivhealth.com